UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2011

VITESSE SEMICONDUCTOR CORPORATION
Exact name of issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

741 Calle Plano
Camarillo, California 93012
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (805) 388-3700

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operation and Financial Condition.

On October 3, 2011, Vitesse Semiconductor Corporation (the “Company”) issued a press release updating guidance for its fiscal quarter ended September 30, 2011.  A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05 – Costs Associated with Exit or Disposal Activities.
Item 2.06 – Material Impairments.

On September 30, 2011, we consolidated our operations in Camarillo, California into a single facility at our headquarters and vacated our leased office and warehouse space located at 4721 Calle Carga, Camarillo, California.  We no longer require the use of both facilities.  In addition, we implemented a reduction in personnel across multiple departments primarily at facilities located within the United States.  The personnel reductions amounted to approximately 10% of our total workforce.  We are taking these actions to realize significant expense reductions in line with lowering our breakeven revenue.

We expect to incur the following costs in the fourth quarter of 2011 associated with these activities, totaling approximately $3.4 million of which $0.2 million is included in cost of goods sold and $3.2 million is included in operating expenses:

●	Approximately $0.9 million of severance and other employment termination costs, substantially all of which will be cash expenditures made in September and October 2011; and

●

Approximately $1.3 million of estimated costs for future lease payments for the vacated facility net of estimated sublease payments, substantially all of which will be cash expenditures over the remaining lease term ending December 2015. Actual cash expenditures could vary and be greater than the estimated amount depending upon the sublease rental payments received and due to the impact of discounting on the calculation of the estimated costs.

Furthermore, in connection with the vacation of our leased facility, we expect to incur in the fourth quarter of 2011approximately $1.2 million of asset write-downs for tenant improvements at the facility, none of which we expect will result in future cash expenditures.

Item 9.01 – Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Vitesse Semiconductor Corporation, dated October 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITESSE SEMICONDUCTOR CORPORATION

Date: October 3, 2011	By:	/s/ Martin S. McDermut
Martin S. McDermut
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Vitesse Semiconductor Corporation, dated October 3, 2011.